As filed with the Securities and Exchange Commission on March 17, 1999

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported) February 26, 1999
                                                        -----------------


                               CAPITAL TRUST, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)


Maryland                      1-14788                            94-6181186
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(State or other              (Commission                    (I.R.S. Employer
jurisdiction of              File Number)                   Identification No.)
incorporation)


605 Third Avenue, 26th Floor
New York, New York                                                        10016
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(Address of principal executive offices)                              (Zip Code)


                                 (212) 655-0220
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              (Registrant's telephone number, including area code)


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          (Former name or former address, if changed since last report)


818395.2

ITEM 2.    Acquisition or Disposition of Assets

           On February 26, 1999, the Registrant, through its wholly owned subsidiary, CT-BB Funding Corp., purchased, at approximately 80% of face value, $246.0 million of subordinated commercial mortgage-backed securities ("CMBS") priced with a blended yield of 10.65% representing 533 basis points over the prevailing yield on comparable maturity Treasuries. The purchase price was approximately $196.9 million plus accrued interest. The CMBS are comprised of 11 separate issues including 15 separate classes all rated BB and are secured by approximately 1,450 properties throughout the United States. The CMBS were purchased from an affiliate of Deutsche Bank AG (the "Seller"). Simultaneously with the purchase transaction, CT-BB Funding Corp. entered into an interest rate swap with an affiliate of Deutsche Bank AG for the full duration of the CMBS in order to hedge its interest rate exposure.

           The purchase price for the CMBS was funded 30% with available cash and 70% with Seller financing provided pursuant to a term redeemable securities contract (the "Financing"). The Financing, which matures in three years, is payable monthly in arrears and bears interest at a floating rate of LIBOR plus 50 basis points which, after giving effect to swap costs, is equivalent to fixed rate financing at 6.045%.


818395.2

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CAPITAL  TRUST, INC.
                                         (Registrant)


Date: March 17, 1998                By:   /s/ Edward L. Shugrue III
                                        ----------------------------------------
                                        Name:  Edward L. Shugrue III
                                        Title: Chief Financial Officer



818395.2